Exhibit 21.1

Colonial Properties Trust
List of Subsidiaries

                                                   Ownership

Colonial Realty Limited Partnership             64.9% GP and LP
         Colonial Properties Services
            Limited Partnership                 99.0% GP and LP
         Colonial VRS, L.L.C.                  100.0%

Colonial Properties Services, Inc.             100.0% Common Stock (non-voting)
                                                 1.0% Common Stock (voting)
                                                99.0% of Equity